ARTICLES OF INCORPORATION

                            OF

                DIVERSIFIED RESEARCH, INC.

         THE UNDERSIGNED person, acting as sole incorporator under applicable provisions of the Nevada Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                         ARTICLE I

                           NAME

         The name of the corporation is DIVERSIFIED RESEARCH, INC.

                        ARTICLE II

                         DURATION

         The duration of the corporation is perpetual.

                        ARTICLE III

                         PURPOSES

         The specific purpose for which the corporation is organized is to evaluate the business operations of various record and publishing companies located throughout Europe.

         (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.

         (b) To purchase, own and develop real and personal property, to enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.

         (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.

         (d) To change its primary business purpose from time to time as may to the Board of Directors seem appropriate.

         (e) To engage in any other lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

                        ARTICLE IV

                          CAPITAL

       The corporation shall have authority to issue Fifty Million (50,000,000) common shares, one mil (.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.

       None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.

                         ARTICLE V

               INDEMNIFICATION OF DIRECTORS

       No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

                        ARTICLE VI


                          BY-LAWS

       Provisions for the regulation of the internal affairs of the corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.

                        ARTICLE VII

                REGISTERED OFFICE AND AGENT

       The address of the corporation's initial registered office shall be 3230 East Flamingo Road, Suite 156, Las Vegas, NV 89121.
The corporation's initial registered agent at such address shall be Gateway Enterprises, Inc.

       I hereby acknowledge and accept appointment as corporation registered agent:
                                 Gateway Enterprises, Inc.

                                 /s/Sherrill N. Hughes

                       ARTICLE VIII

                       INCORPORATORS

        The identity and address of the incorporators are:

                            Roger Lund (President)
                            1935 East Vine Street
                            Suite 400
                            Salt Lake City, UT 84121

                            Toni Carter (Secretary)
                            1392 South Wasatch Drive
                            Salt Lake City, Utah 84108

        The initial Board of Directors shall be comprised of Two (2) persons. The aforesaid incorporators shall be the initial Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and ~accepted their election as directors of the corporation.


                                   /s/Roger Lund

                                   /s/Toni Carter

    IN WITNESS WHEREOF, I, Roger Lund, have executed these
Articles of Incorporation in duplicate this 29th day of April, 1996, and say:

    That I am the incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.

                      /s/Roger Lund

State of Utah       )
                 ss ):
County of Salt Lake )

    Subscribed and sworn before me this 29th day of April, 1996 by
Roger Lund.
                                  /s/Lane Clissold
                                  Notary Public

    IN WITNESS WHEREOF, I, Toni Carter, have executed these Articles of Incorporation in duplicate this 29th day of April, 1996, and say:

      That I am the incorporator herein; that I have read the above and foregoing Articles of incorporation; that I know the contents thereof and that the same is true to the best of my knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters I believe them to be true.


State of Utah       )
                 ss ):
County of Salt Lake )

    Subscribed and sworn before me this 29th day of April 1996 by Toni Carter.

                                                  Lane Clissold
                                                  Notary Public